Exhibit 10.17

June 8, 2012

The Boston Beer Company, Inc.

Boston Beer Corporation

One Design Center Place, Suite 850

Boston, MA 02210

Re:	Second Amended and Restated Credit Agreement among The Boston Beer Company, Inc. and Boston Beer Corporation (the “Principal Operating Company” and together, with The Boston Beer Company, Inc., the “Borrowers”) and Bank of America, N.A. (the “Bank”), successor-in-merger to Fleet National Bank, as Bank, dated as of July 1, 2002 (as amended from time to time, the “Credit Agreement”)

Ladies and Gentlemen:

Reference is made to the above-described Credit Agreement. Capitalized terms defined in the Credit Agreement and not defined herein shall have the meanings assigned to them in the Credit Agreement. The Borrowers’ subsidiary, Samuel Adams Pennsylvania Brewery Company, a Pennsylvania limited liability company (“PA Sub”), and the Bank are entering into a Loan Agreement dated as of the date hereof (the “PA Sub Loan Agreement”) pursuant to which the Bank will make a term loan to PA Sub in the original principal amount of $627,940.42 (the “PA Sub Term Loan”). In connection with the establishment of the PA Sub Term Loan and the execution and delivery of the PA Sub Loan Agreement, the Borrowers have requested certain modifications to the Credit Agreement.

By signing below, each of the Bank and the Borrowers hereby agrees as follows:

(a) Section 6.1 of the Credit Agreement is hereby amended by (i) deleting the word “and” from the end of clause (d) of such Section, (ii) deleting the period “.” from the end of clause (e) of such Section and inserting the word “; and” at the end of such clause, and (iii) inserting the following as a new clause (f), immediately after clause (e) of such Section:

“(f) Indebtedness of PA Sub to the Bank in respect of the PA Sub Term Loan and Guarantees by the Principal Operating Company of the PA Sub Term Loan.”

(b) Section 6.2 of the Credit Agreement is hereby amended by (i) deleting the word “and” from the end of clause (d) of such Section, (ii) deleting the period “.” from the end of clause (e) of such Section and inserting the word “; and” at the end of such clause, and (iii) inserting the following as a new clause (f), immediately after clause (e) of such Section:

“(f) Encumbrances on certain assets of PA Sub securing Indebtedness described in Section 6.1(f).”

(c) Section 7.1(a) of the Credit Agreement is hereby amended by inserting the phrase “(other than any Obligation in respect of the PA Sub Term Loan)” immediately after the word “Obligation” in such Section; and

(d) Section 7.1(e) of the Credit Agreement is hereby amended and restated in its entirety, as follows:

“(e) default or breach (after the applicable grace period, if any) under the Indebtedness described in Section 6.1(b) or under any instrument or agreement of any Company with respect to other Indebtedness of any Company (other than Indebtedness under the PA Sub Loan Agreement or other Indebtedness owing to the Bank) for borrowed money or with respect to financing available to any Company (other than under the PA Sub Loan Agreement or other financing available to any Company from the Bank), if the effect of such default or breach is to permit the holder of such Indebtedness to accelerate the maturity thereof; or”

The Borrowers hereby confirm that no Default has occurred and is continuing as of the date hereof.

Except as expressly set forth in this letter agreement, the text of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect.

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This letter agreement may be executed by the parties hereto on separate counterparts, which together shall constitute one and same agreement. Delivery of an executed counterpart of this letter agreement by facsimile transmission or electronic mail shall be as effective as delivery of a manually executed counterpart hereof.

Very truly yours, BANK OF AMERICA, N.A.

By:	/s/ CHRISTOPHER P. BUSCONI
Title: Senior V.P.

Accepted and agreed to as of the date first written above:

BORROWERS:

THE BOSTON BEER COMPANY, INC.

By:	/s/ MARTIN F. ROPER
Title: Martin Roper, CEO

BOSTON BEER CORPORATION

By:	/s/ MARTIN F. ROPER
Title: Martin Roper, CEO